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October 8, 2004


Westell Technologies, Inc.
750 North Commons Drive
Aurora, Illinois  60504

Re:          Westell Technologies, Inc.
             --------------------------

Ladies and Gentlemen:

         We have acted as counsel for Westell Technologies, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 5,800,000 shares of the Company's Class A Common Stock, $0.01 par value (the "Common Stock"), of which 5,500,000 shares may be awarded under the Westell Technologies, Inc. 2004 Stock Incentive Plan and 300,000 shares may be awarded under the Westell Technologies, Inc. Employee Stock Purchase Plan (the "Plans").

         We have examined or considered:

                  1. A copy of the Company's Restated Certificate of Incorporation.

                  2. The By-Laws of the Company.

                  3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

                  4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

                  5. Copies of the Plan.

         We have examined such documents as we have considered necessary and have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Class A Common Stock under the Plans have been duly taken, and the related Class A Common Stock, upon issuance pursuant to the terms of the Plans will be duly authorized, legally and validly issued, fully paid and nonassessable.

                  We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                  Very truly yours,



                                                  /s/ McDermott Will & Emery LLP


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